EXHIBIT 99.1

News Release
For Further Information Contact:   Investors
                                   Maire A. Baldwin
                                   (713) 651-6EOG (651-6364)

                                    Media and Investors
                                    Elizabeth M. Ivers
                                    (713) 651-7132


EOG RESOURCES REPORTS FIRST QUARTER 2003 NET INCOME AVAILABLE TO
COMMON OF $126.7 MILLION, INCREASES COMMON STOCK DIVIDEND BY  25
PERCENT AND PAYS DOWN $101 MILLION OF DEBT

FOR IMMEDIATE RELEASE:  Sunday, May 4, 2003

     HOUSTON - EOG Resources, Inc. (EOG) today reported first quarter 2003 net income available to common of $126.7 million, or $1.09 per share. This compares to first quarter 2002 net loss available to common of $27.0 million, or a loss of $0.23 per share.

     The results for first quarter 2003 included a one-time previously estimated cumulative after-tax charge of $7.1 million ($0.06 per share) from a change in accounting principle to adopt Statement of Financial Accounting Standards No. 143 relating to asset retirement obligations of oil and gas properties, and a previously disclosed $45.2 million ($29.1 million after tax, or $0.25 per share) loss on the mark-to-market of commodity price transactions. During the quarter, the net cash outflow from the settlement of commodity price transactions was $27.9 million ($18.0 million after tax, or $0.15 per share). Consistent with some analysts' practice of matching realizations to settlement months and excluding the change in accounting principle, adjusted non-GAAP net income available to common for the quarter was $144.9 million, or $1.25 per share. Similarly, EOG's first quarter 2002 results included a $34.3 million ($22.0 million after tax, or $0.19 per share) loss on mark-to-market commodity price transactions and net cash inflows from the settlement of commodity price transactions of $11.0 million ($7.1 million after tax, or $0.06 per share). Reflecting these items, first quarter 2002 adjusted non-GAAP net income available to common was $2.1 million, or $0.02 per share. (Please refer to the attached table for the reconciliation of net income to adjusted non-GAAP net income.)

     The Board of Directors of EOG has declared a quarterly dividend of $.05 per share on the common stock of EOG.
This increases the annual common stock dividend by 25 percent to an indicated annual rate of $0.20 per share. The new rate is effective with the July 31, 2003 dividend to record holders as of July 17, 2003.

     In addition, EOG reduced its debt-to-total capitalization ratio from 41 percent at year-end 2002 to 36 percent at March
31, 2003.

     "EOG's first quarter 2003 net income exceeded that of the full year 2002. With such strong cash flow, we already have accomplished several of our key 2003 goals. The common stock dividend has been increased for the third time in four years, allowing us to share the benefits of higher commodity prices with our shareholders, and during the first quarter we reduced debt by $101 million, further improving our financial position," said Mark G. Papa, Chairman and Chief Executive Officer. "We are off to a very strong start this year."

Operational Highlights

     For the first quarter 2003, EOG reported a 5.3 percent increase in total production over the first quarter 2002. Total
North American natural gas production increased 2.6 percent, as compared to the same quarter last year.

     In Canada, total production for the first quarter increased
8.1 percent due to favorable drilling results in its shallow natural gas drilling program. Natural gas production increased 43 percent in Trinidad, reflecting the incremental 45 million cubic feet per day of net natural gas production sold to the CNC
Ammonia Plant, completed in June 2002.   In the Oklahoma City
Division, natural gas production increased 29 percent, as compared to the same quarter last year.

Conference Call Scheduled for May 5, 2003

     EOG's first quarter 2003 conference call will be available via live audio webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) Monday, May 5, 2003. To listen to this webcast, log on to www.eogresources.com. The webcast will be archived on EOG's website through May 19, 2003.

     EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States and is the operator of substantial proved reserves in the U.S., Canada and offshore Trinidad. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

  This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products and interest rates; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; political developments around the world, including war, terrorist activities and responses to terrorist activities; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. EOG undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

                            EOG RESOURCES, INC.
                             FINANCIAL REPORT
                  (Unaudited; in millions except per share)

                                                                   Quarter
                                                               Ended March 31
                                                              2003       2002

Net Operating Revenues                                      $  464.7   $  186.6
Net Income (Loss) Available to Common                       $  126.7   $  (27.0)
Net Income (Loss) Per Share Available to Common
  Basic                                                     $   1.11   $  (0.23)
  Diluted                                                   $   1.09   $  (0.23)
Average Number of Shares Outstanding
  Basic                                                        114.4      115.5
  Diluted                                                      116.2      115.5


                          SUMMARY INCOME STATEMENTS
                          (Unaudited; in thousands)

                                                                   Quarter
                                                               Ended March 31
                                                              2003       2002
Net Operating Revenues
  Natural Gas                                               $434,091   $176,584
  Crude Oil, Condensate and Natural Gas Liquids               75,508     46,775
  Losses on Mark-to-market Commodity Derivative Contracts    (45,221)   (34,295)
  Other, Net                                                     291     (2,501)
     Total                                                   464,669    186,563
Operating Expenses
  Lease and Well                                              48,339     40,591
  Exploration Costs                                           17,458     12,936
  Dry Hole Costs                                               6,620     10,406
  Impairments                                                 11,956     12,063
  Depreciation, Depletion and Amortization                   103,553     94,460
  General and Administrative                                  20,421     20,713
  Taxes Other Than Income                                     30,193     16,040
     Total                                                   238,540    207,209
Operating Income (Loss)                                      226,129    (20,646)

Other Income (Expense), Net                                      152     (3,163)

Income (Loss) Before Interest Expense and Income Taxes       226,281    (23,809)

Interest Expense, Net                                         15,318     12,051
Income (Loss) Before Income Taxes                            210,963    (35,860)
Income Tax Provision (Benefit)                                74,407    (11,619)

Net Income (Loss) Before Cumulative Effect of
 Change in Accounting Principle                              136,556    (24,241)

Cumulative Effect of Change in Accounting Principle,
 Net of Tax                                                   (7,131)         -

Net Income (Loss)                                            129,425    (24,241)

Preferred Stock Dividends                                      2,758      2,758

Net Income (Loss) Available to Common                       $126,667   $(26,999)

                            EOG RESOURCES, INC.
                           OPERATING HIGHLIGHTS
                                (Unaudited)

                                                      Quarter
                                                  Ended March 31
                                                 2003       2002
Wellhead Volumes and Prices
Natural Gas Volumes (MMcf/d)
  United States                                    642        635
  Canada                                           158        145
     North America                                 800        780
  Trinidad                                         154        108
     Total                                         954        888

Average Natural Gas Prices ($/Mcf)
  United States                                 $ 5.92      $ 2.25
  Canada                                          5.18        2.29
     North America Composite                      5.77        2.26
  Trinidad                                        1.32        1.27
     Composite                                    5.05        2.14

Crude Oil/Condensate Volumes (MBD)
  United States                                   18.4        20.0
  Canada                                           2.1         1.8
     North America                                20.5        21.8
  Trinidad                                         2.3         1.9
     Total                                        22.8        23.7

Average Crude Oil/Condensate Prices ($/Bbl)
  United States                                 $32.96      $20.07
  Canada                                         31.78       19.10
     North America Composite                     32.84       19.99
  Trinidad                                       33.27       17.68
     Composite                                   32.89       19.80

Natural Gas Liquids Volumes (MBD)
  United States                                    3.1         3.9
  Canada                                           0.7         0.7
     Total                                         3.8         4.6

Average Natural Gas Liquids Prices ($/Bbl)
  United States                                 $23.24      $11.30
  Canada                                         22.09        8.48
     Composite                                   23.04       10.84

Natural Gas Equivalent Volumes (MMcfe/d)
  United States                                    771         778
  Canada                                           174         161
     North America                                 945         939
  Trinidad                                         169         119
     Total                                       1,114       1,058

Total Bcfe Deliveries                            100.3        95.2

                            EOG RESOURCES, INC.
                          SUMMARY BALANCE SHEETS
                        (Unaudited; in thousands)

                                                                   March 31,   December 31,
                                                                     2003          2002

                                  ASSETS
Current Assets
  Cash and Cash Equivalents                                     $     6,833    $     9,848
  Accounts Receivable, net                                          370,384        259,308
  Inventories                                                        18,282         18,928
  Other                                                              99,713        106,708
  Total                                                             495,212        394,792

Oil and Gas Properties (Successful Efforts Method)                7,020,859      6,750,095
  Less:  Accumulated Depreciation, Depletion and Amortization    (3,538,849)    (3,428,547)
    Net Oil and Gas Properties                                    3,482,010      3,321,548
Other Assets                                                         93,433         97,666
Total Assets                                                    $ 4,070,655    $ 3,814,006


                    LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Accounts Payable                                              $   222,756    $   201,931
  Accrued Taxes Payable                                              35,145         23,170
  Dividends Payable                                                   5,004          5,007
  Liabilities from Price Risk Management Activities                  23,076          5,939
  Other                                                              45,309         40,304
  Total                                                             331,290        276,351

Long-Term Debt                                                    1,044,208      1,145,132
Other Liabilities                                                   150,890         59,180
Deferred Income Taxes                                               721,315        660,948

Shareholders' Equity
  Preferred Stock, $.01 Par, 10,000,000 Shares Authorized:
     Series B, 100,000 Shares Issued, Cumulative,
       $100,000,000 Liquidation Preference                           98,412         98,352
     Series D, 500 Shares Issued, Cumulative,
       $50,000,000 Liquidation Preference                            49,691         49,647
  Common Stock, $.01 Par, 320,000,000 Shares Authorized
    and 124,730,000 Shares Issued                                   201,247        201,247
  Additional Paid In Capital                                          1,396              -
  Unearned Compensation                                             (18,802)       (15,033)
  Accumulated Other Comprehensive Loss                              (10,621)       (49,877)
  Retained Earnings                                               1,846,031      1,723,948
  Common Stock Held in Treasury, 10,151,036 shares
    at March 31, 2003 and 10,009,740 shares at
    December 31, 2002                                              (344,402)      (335,889)
      Total Shareholders' Equity                                  1,822,952      1,672,395
Total Liabilities and Shareholders' Equity                      $ 4,070,655    $ 3,814,006

                             EOG RESOURCES, INC.
                       SUMMARY STATEMENTS OF CASH FLOWS
                          (Unaudited; in thousands)

                                                                      Quarter
                                                                   Ended March 31
                                                                 2003         2002
CASH FLOWS FROM OPERATING ACTIVITIES
Reconciliation of Net Income to Net Operating Cash Inflows:
  Net Income (Loss)                                           $ 129,425   $ (24,241)
  Items Not Requiring (Providing) Cash
      Depreciation, Depletion and Amortization                  103,553      94,460
      Impairments                                                11,956      12,063
      Deferred Income Taxes                                      50,441      (9,844)
      Cumulative Effect of Change in Accounting Principle         7,131           -
      Other, Net                                                  2,611       4,025
  Exploration Costs                                              17,458      12,936
  Dry Hole Costs                                                  6,620      10,406
  Mark-to-market Commodity Derivative Contracts
      Total Losses                                               45,221      34,295
      Realized Gains(Losses)                                    (27,929)     11,014
  Tax Benefits From Stock Options Exercised                       2,959       1,538
  Losses on Sales of Reserves and Related Assets and
   Other, Net                                                        69         216
  Changes in Components of Working Capital and Other
   Liabilities
      Accounts Receivable                                      (111,034)      9,105
      Inventories                                                   646         569
      Accounts Payable                                           20,670     (52,818)
      Accrued Taxes Payable                                      23,434     (12,032)
      Other Liabilities                                          (1,532)      1,330
      Other, Net                                                 (3,969)    (13,916)
  Changes in Components of Working Capital Associated
   with Investing and Financing Activities                        8,832      42,338
NET OPERATING CASH INFLOWS                                      286,562     121,444

INVESTING CASH FLOWS
  Additions to Oil and Gas Properties                          (140,213)   (172,444)
  Exploration Costs                                             (17,458)    (12,936)
  Dry Hole Costs                                                 (6,620)    (10,406)
  Proceeds from Sales of Assets                                   7,320       1,772
  Changes in Components of Working Capital Associated
   with Investing Activities                                     (8,860)    (42,226)
  Other, Net                                                     (1,770)     (4,667)
NET INVESTING CASH OUTFLOWS                                    (167,601)   (240,907)

FINANCING CASH FLOWS
  Long-Term Debt Borrowings (Repayments)                       (100,924)    119,693
  Dividends Paid                                                 (7,241)     (7,282)
  Treasury Stock Purchased                                      (21,295)          -
  Proceeds from Sales of Treasury Stock                           7,456       9,960
  Other, Net                                                         28         (17)
NET FINANCING CASH INFLOWS (OUTFLOWS)                          (121,976)    122,354

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 (3,015)      2,891
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                  9,848       2,512
CASH AND CASH EQUIVALENTS AT END OF PERIOD                    $   6,833   $   5,403

                           EOG RESOURCES, INC.
     ADJUSTED (Non-GAAP) NET INCOME AVAILABLE TO COMMON RECONCILIATION
                  (Unaudited; in thousands except per share)

The following chart adjusts reported first quarter net income to reflect actual cash realized from previously disclosed oil and gas hedges, to eliminate the mark-to-market loss or gain from these previously disclosed oil and gas hedges, and to eliminate the after tax impact of the cumulative effect of change in accounting principle. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and exclude the impact of one-time items. EOG management uses this information for comparative purposes within the industry.


                                                           Quarter
                                                        Ended March 31
                                                       2003        2002

Reported Net Income (Loss) Available to Common       $126,667   $(26,999)

Add:  Mark-to-Market (MTM) Commodity Derivative
 Contracts Impact
   Total Losses                                        45,221     34,295
   Realized Gains (Losses)                            (27,929)    11,014
      Subtotal                                         17,292     45,309

   After tax MTM Impact                                11,127     29,134

Add: Cumulative Effect of Change in Accounting
 Principle, Net of Tax                                  7,131          -

Adjusted (Non-GAAP) Net Income Available to Common
 for MTM Commodity Derivative Contracts and Change
 in Accounting Principle Impacts                     $144,925   $  2,135

Adjusted Net Income Per Share Available to Common
   Basic                                             $   1.27   $   0.02
   Diluted                                           $   1.25   $   0.02

Average Number of Shares Outstanding
   Basic                                              114,427    115,485
   Diluted                                            116,224    117,102

                           EOG RESOURCES, INC.
              DISCRETIONARY CASH FLOW RECONCILIATION (Non-GAAP)
                       (Unaudited; in thousands)

The following chart reconciles first quarter net operating cash flows to discretionary cash flow available to common. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust operating cash inflows for changes in components of working capital, other liabilities and preferred stock dividends. EOG management uses this information for comparative purposes within the industry.

                                                              Quarter
                                                           Ended March 31
                                                           2003       2002

Net Operating Cash Inflows                               $286,562   $121,444

Adjustments
  Changes in Components of Working Capital
   and Other Liabilities
     Accounts Receivable                                  111,034     (9,105)
     Inventories                                             (646)      (569)
     Accounts Payable                                     (20,670)    52,818
     Accrued Taxes Payable                                (23,434)    12,032
     Other Liabilities                                      1,532     (1,330)
     Other, Net                                             3,969     13,916
  Changes in Components of Working Capital Associated
   with Investing and Financing Activities                 (8,832)   (42,338)
  Preferred Dividends                                      (2,758)    (2,758)

Discretionary Cash Flow Available to Common (Non-GAAP)   $346,757   $144,110